                                                                      EXHIBIT 1.


                          Audited Financial Statements
                           and Supplemental Schedules

                               World Access, Inc.
                           Retirement and Savings Plan

                      Years ended August 31, 1998 and 1997
                       with Report of Independent Auditors

                               World Access, Inc.
                           Retirement and Savings Plan

                          Audited Financial Statements
                           and Supplemental Schedules

                      Years ended August 31, 1998 and 1997

                                    CONTENTS

Report of Independent Auditors...........................................   1

Audited Financial Statements

Statements of Net Assets Available for Benefits..........................   3
Statements of Changes in Net Assets Available for Benefits...............   4
Notes to Financial Statements............................................   5

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes..............   15
Line 27d - Schedule of Reportable Transactions..........................   16
Line 27e - Schedule of Non-Exempt Transactions..........................   18

                         Report of Independent Auditors

Plan Administrator
World Access, Inc. Retirement and Savings Plan

We have audited the accompanying statement of net assets available for benefits of World Access, Inc. Retirement and Savings Plan as of August 31, 1998, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Plan as of and for the year ended August 31, 1997, were audited by other auditors whose report dated September 14, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at August 31, 1998, and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of August 31, 1998, reportable transactions for the year ended August 31, 1998, and non-exempt transactions for the year ended August 31, 1998 are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 (ERISA), and are not a required part of the financial statements. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1998 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1998 financial statements taken as a whole.

The information presented in the schedule of reportable transactions does not disclose the historical cost of certain investments. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA.


                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
June 4, 1999

                               World Access, Inc.
                           Retirement and Savings Plan

                 Statements of Net Assets Available for Benefits

                                                        AUGUST 31,
                                                  1998              1997
                                              ------------------------------
ASSETS
Investments, at fair value:
   Mutual funds                               $    834,551      $    302,575
   Collective trust fund                           428,890                --
   World Access, Inc. common stock               1,434,017         1,576,475
   Pooled separate account                              --           300,278
   Participant Loans                                25,224             9,217
                                              ------------------------------
                                                 2,722,682         2,188,545
Investments, at contract value:
   Guaranteed investment contract                       --           334,709
                                              ------------------------------
Total investments                                2,722,682         2,523,254

Contributions receivable:
   Participants                                     62,497            20,996
   Employers                                        18,693            84,165
                                              ------------------------------
Total receivables                                   81,190           105,161
                                              ------------------------------
Total assets                                     2,803,872         2,628,415
                                              ------------------------------
Net assets available for benefits             $  2,803,872      $  2,628,415
                                              ==============================

See accompanying notes.

                               World Access, Inc.
                           Retirement and Savings Plan

           Statements of Changes in Net Assets Available for Benefits

                                                                       YEAR ENDED AUGUST 31
                                                                      1998               1997
                                                                  -------------------------------
Additions to net assets attributed to:
   Contributions:
     Participants                                                 $    658,225       $    312,944
     Employer                                                          171,858             80,941
                                                                  -------------------------------
                                                                       830,083            393,885

   Investment income                                                    39,946             59,229
   Net (depreciation) appreciation in fair value of
     investments                                                      (598,302)         1,167,754
                                                                  -------------------------------
                                                                       271,727          1,620,868
Deductions from net assets attributed to:
   Benefit payments                                                     96,270            102,620
                                                                  -------------------------------

Net increase                                                           175,457          1,518,248

Net assets available for benefits at beginning of
   year                                                              2,628,415          1,110,167
                                                                  -------------------------------
Net assets available for benefits at end of year                  $  2,803,872       $  2,628,415
                                                                  ===============================

See accompanying notes.

                               World Access, Inc.
                           Retirement and Savings Plan

                          Notes to Financial Statements

                                 August 31, 1998

1. DESCRIPTION OF THE PLAN

The following description of World Access, Inc. (the "Company") Retirement and Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan Agreement for a more complete description of the Plan's provisions.

GENERAL

The Company established the Plan effective July 1, 1989 as a defined contribution plan as defined under Section 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company representatives served as trustee of the Plan for the first three quarters of the 1998 Plan year. The Plan was amended and restated to appoint Merrill Lynch Trust Company (the "trustee") as trustee of the Plan's investments effective June 1, 1998.

ELIGIBILITY

The Plan covers all employees of the Company and certain participating affiliates who have attained 21 years of age and completed one-half year of service, as defined. Prior to June 1, 1998, employees were required to complete one year of service, as defined. Participating affiliates to the Plan include AIT, Westec, Sunrise, NACT, ATI Wireless, Galaxy, CIS, and Cherry Communications (Resurgens).

CONTRIBUTIONS

Participation is voluntary and eligible employees may elect to contribute up to 15% of their compensation through payroll deductions, as defined by the Plan agreement and subject to statutory limitations. The Company matches 50 percent of all participant contributions up to and including 6 percent of each participant's compensation for those

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

CONTRIBUTIONS (CONTINUED)

participants credited with a year of service, as defined by the Plan agreement. The Company match is provided through the issuance of Company stock. An annual profit sharing contribution may be contributed at the option of the Company's Board of Directors. No profit sharing contribution was made during the year ended August 31, 1998.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings. Allocations are based on participant earnings or account balances, as defined in the Plan agreement. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

VESTING

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company match portion of their accounts is based on the number of years of credited service with the Company. A participant is 100 percent vested after five years of credited service. Non-vested account balances are forfeited and are used to reduce future Company contributions. Approximately $8,200 of forfeited account balances was used to reduce Company contributions during the year ended August 31, 1998.

PARTICIPANT LOANS

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan transactions are treated as a transfer to (from) the investment fund from
(to) the participant loans fund.

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

PARTICIPANT LOANS (CONTINUED)

Loan terms range from one to five years or twenty years if the loan is used for a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with the local prevailing interest rates. Principal and interest are paid ratably through monthly payroll deductions.

BENEFITS AND WITHDRAWALS

Benefits are available to Plan participants upon reaching the normal retirement age (age 65), date of disability, or after termination of service for any other reason. The participant's entire vested interest in the Plan shall be available to be distributed in a lump-sum cash payment or installment forms of distribution, as provided for in the Plan agreement. Participant contributions to the Plan may be withdrawn upon approval by the Plan administrator and subject to Code requirements in cases in which a participant has suffered a financial hardship.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared on the accrual basis of accounting.

RECLASSIFICATIONS

Certain amounts in the 1997 financials statements have been reclassified to conform to the 1998 presentation.

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT VALUATION

Investments in mutual funds are stated at fair value based on quoted prices in an active market. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. The fair value of the participation units owned by the Plan in the pooled separate account is based on quoted redemption values. Such redemption values are generally established based on quoted market prices of the underling securities on the last business day of the Plan year. The Plan's investment in the CIGNA Guaranteed Long-Term account is stated at contract value which approximates fair value. Contract value represents contributions made under the account, plus interest at the contract rates, less funds used to pay benefits and administrative expenses. Participant loans are valued at cost which approximates fair value.

INVESTMENT INCOME

Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned. Purchases and sales of securities are recorded on a trade date basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADMINISTRATIVE EXPENSES

Administrative expenses for the Plan are paid directly by the Company, and not from Plan assets.

BENEFIT PAYMENTS

Benefits are recorded when paid.

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)


3. INCOME TAX STATUS

The Plan has received an opinion letter from the Internal Revenue Service dated June 29, 1993, stating that the written form of the underlying prototype plan document is qualified under Section 401(a) of the Internal Revenue Code (the "Code"), and that any employer adopting this form of the Plan will be considered to have a plan qualified under Section 401(a) of the Code. Therefore, the related trust is exempt from taxation. The Plan is required to operate in conformity with the Code to maintain its qualification. The Plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

4. TRANSACTIONS WITH PARTIES-IN-INTEREST

At August 31, 1998 and 1997, the Plan held 74,981 and 58,516 shares of World Access, Inc. Common Stock, respectively. The fair value of this stock at August 31, 1998 and 1997 was $1,434,017 and $1,576,475, respectively.

Certain Plan investments are shares of mutual and common trust funds managed by the trustee, therefore, these investment transactions qualify as party-in-interest. The Plan sponsor paid administrative expenses on behalf of the plan for the year ended August 31, 1998.

5. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will receive the vested portion of their account.

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)


6. INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                            AUGUST 31
                                                                      1998              1997
                                                                  ------------------------------
Merrill Lynch Retirement Preservation Trust                       $    428,890      $         --
Merrill Lynch Capital Fund Class D                                     406,490                --
AIM Blue Chip Fund                                                     338,400                --
World Access, Inc. Company stock                                     1,434,017         1,576,475
Fidelity Growth and Income Fund                                             --           300,278
SEI Capital Appreciation Fund                                               --           219,385
CIGNA Guaranteed Long-term Account                                          --           334,709

7. YEAR 2000 (UNAUDITED)

The Plan sponsor has determined that it will be necessary to take certain steps in order to ensure that the Plan's information systems are prepared to handle year 2000 dates. The Plan Sponsor is taking a two phase approach. The first phase addresses internal systems that must be modified or replaced to function properly. Both internal and external resources are being utilized to replace or modify existing software applications, and test the software and equipment for the year 2000 modifications. The Plan Sponsor anticipates substantially completing this phase of the project by June 1999. Costs associated with modifying software and equipment are not estimated to be significant and will be paid by the Plan sponsor.

For the second phase of the project, Plan management established formal communications with its third party service providers to determine that they have developed plans to address their own year 2000 problems as they relate to the Plan's operations. All third party service providers have indicated that they will be year 2000 compliant by early 1999. If modification of data processing systems of either the Plan, the Plan sponsor, or its service providers are not completed timely, the year 2000 problem

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)


7. YEAR 2000 (UNAUDITED) (CONTINUED)

could have a material impact on the operations of the Plan. Plan management has not developed a contingency plan, because they are confident that all systems will be year 2000 ready.

8. SUBSEQUENT EVENTS

Effective November 18, 1998, the Company amended the vesting schedule to allow participants to become 100 percent vested after four years of credited service.

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)

9. CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

The change in net assets available or benefits by fund are as follows:

                                                                                YEAR ENDED AUGUST 31, 1998
                                                        ---------------------------------------------------------------------------
                                                                                   PARTICIPANT DIRECTED
                                                        ---------------------------------------------------------------------------
                                                                                                                         MERRILL
                                                          CIGNA          FIDELITY          SEI             SEI            LYNCH
                                                        GUARANTEED      GROWTH AND       CAPITAL      INTERNATIONAL     RETIREMENT
                                                        LONG-TERM         INCOME       APPRECIATION       EQUITY       PRESERVATION
                                                         ACCOUNT           FUND            FUND            FUND            FUND
                                                        ----------      ----------     ------------   -------------    ------------
Additions to net assets attributed to:
   Contributions:
     Participants                                       $   63,461      $  117,736      $  108,022      $   30,380      $   23,142
     Employer                                                   --              --              --              --              --
                                                        ----------      ----------      ----------      ----------      ----------
                                                            63,461         117,736         108,022          30,380          23,142
   Investment income:
    Interest and dividends                                  15,539              --           2,486           1,340           3,915
    Net appreciation (depreciation) in fair value
     of investments                                             --          53,123          56,164           8,247              --
                                                        ----------      ----------      ----------      ----------      ----------
Total additions                                             79,000         170,859         166,672          39,967          27,057
Deductions from net assets attributed to:
  Benefit payments                                            (494)        (49,804)         (2,406)           (270)             --
                                                        ----------      ----------      ----------      ----------      ----------
Net increase (decrease) before interfund
  transfers                                                 78,506         121,055         164,266          39,967          27,057
Interfund transfers                                       (413,215)       (421,333)       (383,651)       (122,887)        401,833
                                                        ----------      ----------      ----------      ----------      ----------
Net increase (decrease) in net assets available
  for benefits                                            (334,709)       (300,278)       (219,385)        (83,190)        428,890
Net assets available for benefits at beginning of
  year                                                     334,709         300,278         219,385          83,190              --
Net assets available for benefits at end of year        $       --      $       --      $       --      $       --      $  428,890
                                                        ==========      ==========      ==========      ==========      ==========

                                                                   YEAR ENDED AUGUST 31, 1998
                                                            ----------------------------------------
                                                                      PARTICIPANT DIRECTED
                                                            ----------------------------------------
                                                                            MERRILL
                                                             MERRILL         LYNCH        MERRILL
                                                              LYNCH        CORPORATE       LYNCH
                                                             CAPITAL          BOND     SPECIAL VALUE
                                                               FUND           FUND          FUND
                                                            ----------     ---------   -------------
Additions to net assets attributed to:
   Contributions:
     Participants                                           $   33,317      $  1,625      $  4,203
     Employer                                                       --            --            --
                                                            ----------      --------      --------
                                                                33,317         1,625         4,203
   Investment income:
    Interest and dividends                                      14,924             4            --
    Net appreciation (depreciation) in fair value
     of investments                                            (63,093)           (7)         (896)
                                                            ----------      --------      --------
Total additions                                                (14,852)        1,622         3,307
Deductions from net assets attributed to:
  Benefit payments                                                  --            --            --
                                                            ----------      --------      --------
Net increase (decrease) before interfund
  transfers                                                    (14,852)        1,622         3,307
Interfund transfers                                            421,342            --            --
                                                            ----------      --------      --------
Net increase (decrease) in net assets available
  for benefits                                                 406,490         1,622         3,307
Net assets available for benefits at beginning of
  year                                                              --            --            --
Net assets available for benefits at end of year            $  406,490      $  1,622      $  3,307
                                                            ==========      ========      ========

                               World Access, Inc.
                           Retirement and Savings Plan

                    Notes to Financial Statements (continued)

9. CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
(CONTINUED)

                                                                         YEAR ENDED AUGUST 31, 1998
                                                       -------------------------------------------------------------
                                                                           PARTICIPANT DIRECTED
                                                       -------------------------------------------------------------
                                                                       OPPENHEIMER      WORLD ACCESS,
                                                           AIM        GLOBAL GROWTH         INC.
                                                        BLUE CHIP       AND INCOME     COMPANY STOCK    PARTICIPANT
                                                           FUND            FUND                            LOANS
                                                       ------------------------------------------------------------
Additions to net assets attributed to:
  Contributions:
    Participants                                       $  49,143       $  13,607       $   171,453       $      --
    Employer                                                  --              --           273,658              --
                                                       -----------------------------------------------------------
                                                          49,143          13,607           445,111              --
  Investment income:
    Interest and dividends                                    59             463                --           1,344
    Net appreciation (depreciation) in fair value
    of investments                                       (46,378)        (17,535)         (588,055)             --
                                                       -----------------------------------------------------------
Total additions                                            2,824          (3,465)         (142,944)          1,344
Deductions from net assets attributed to:
  Benefit payments                                            --              --           (43,296)             --
                                                       -----------------------------------------------------------
Net increase (decrease) before interfund
  transfers
                                                           2,824          (3,465)         (186,240)          1,344
Interfund transfers                                      335,576          88,197            43,782          14,663
                                                       -----------------------------------------------------------
Net increase (decrease) in net assets available
  for benefits                                           338,400          84,732           142,458          16,007
Net assets available for benefits at beginning of
  year                                                        --              --         1,576,475           9,217
                                                       -----------------------------------------------------------
Net assets available for benefits at end of year       $ 338,400       $  84,732       $ 1,434,017       $  25,224
                                                       ===========================================================

                                                                         NON-PARTICIPANT DIRECTED
                                                     -------------------------------------------------------------
                                                      WORLD ACCESS,
                                                           INC.
                                                     COMPANY STOCK-
                                                        COMPANY           CASH
                                                         MATCH         EQUIVALENTS      OTHER            TOTAL
                                                     -------------------------------------------------------------
Additions to net assets attributed to:
  Contributions:
    Participants                                       $      --       $    635       $  41,501       $   658,225
    Employer                                             273,658        (37,328)        (65,472)          171,858
                                                       ----------------------------------------------------------
                                                         273,658        (35,693)        (23,971)          830,083
  Investment income:
    Interest and dividends                                    --             --              --            39,946
    Net appreciation (depreciation) in fair value
    of investments                                      (370,475)            --              --          (598,302)
                                                       -----------------------------------------------------------
Total additions                                          (96,817)       (35,693)        (23,971)          271,727
Deductions from net assets attributed to:
  Benefit payments                                       (23,104)            --              --           (96,270)
                                                       -----------------------------------------------------------
Net increase (decrease) before interfund
  transfers
                                                        (119,921)       (35,693)        (23,971)          175,457
Interfund transfers                                           --         35,693              --                --
                                                       ----------------------------------------------------------
Net increase (decrease) in net assets available
  for benefits                                          (119,921)            --         (23,971)          175,457
Net assets available for benefits at beginning of
  year                                                   979,854             --         105,161         2,628,415
                                                       ----------------------------------------------------------
Net assets available for benefits at end of year       $ 859,933       $     --       $  81,190       $ 2,803,872
                                                       ==========================================================

9. CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
(CONTINUED)

                                                                         YEAR ENDED AUGUST 31, 1997
                                                     -------------------------------------------------------------
                                                        CIGNA          FIDELITY           SEI             SEI
                                                     GUARANTEED       GROWTH AND        CAPITAL      INTERNATIONAL
                                                      LONG-TERM         INCOME       APPRECIATION       EQUITY
                                                       ACCOUNT         ACCOUNT         PORTFOLIO       PORTFOLIO
                                                     -------------------------------------------------------------
Additions to net assets attributed to:
  Contributions:
    Employer                                         $  62,487       $  83,425       $  46,496       $  26,328
    Employee                                                --              --              --              --
                                                     ---------------------------------------------------------
                                                        62,487          83,425          46,496          26,328
Investment income:
      Interest and dividends                            16,473              --          34,700           6,540
      Net appreciation (depreciation) in fair
        value of investments                                --          53,153          13,487          (1,803)
                                                     ---------------------------------------------------------
                                                        78,960         136,578          94,683          31,065

Deductions from net assets attributed to:
  Benefit payments                                     (22,323)        (13,604)        (15,010)         (3,074)
                                                     ---------------------------------------------------------
Net increase before interfund transfers                 56,637         122,974          79,673          27,991
Interfund transfers                                      2,905          (1,662)          9,484          (6,025)
                                                     ---------------------------------------------------------

Net increase (decrease) in net assets available
  for benefits                                          59,542         121,312          89,157          21,966
Net assets by investment option at beginning of
  year                                                 277,710         186,679         133,698          63,778
                                                     ---------------------------------------------------------
Net assets by investment option at end of year       $ 337,252       $ 307,991       $ 222,855       $  85,744
                                                     =========================================================

                                                                                      WORLD ACCESS,
                                                    WORLD ACCESS,                     INC. COMPANY
                                                         INC.          PARTICIPANT       STOCK -
                                                   COMPANY STOCK          LOANS      COMPANY MATCH        TOTAL
                                                   -------------     -------------   --------------    -----------
Additions to net assets attributed to:
  Contributions:
    Employer                                         $  94,208       $      --       $        --       $   312,944
    Employee                                                --              --            80,941            80,941
                                                     -------------------------------------------------------------
                                                        94,208              --            80,941           393,885
Investment income:
      Interest and dividends                            (6,074)            782             6,808            59,229
      Net appreciation (depreciation) in fair
        value of investments                           397,199              --           705,718         1,167,754
                                                     -------------------------------------------------------------
                                                       485,333             782           793,467         1,620,868

Deductions from net assets attributed to:
  Benefit payments                                     (15,769)             --           (32,840)         (102,620)
                                                     -------------------------------------------------------------
Net increase before interfund transfers                469,564             782           760,627         1,518,248
Interfund transfers                                     (1,705)         (1,873)           (1,124)               --
                                                     -------------------------------------------------------------
Net increase (decrease) in net assets available
  for benefits                                         467,859          (1,091)          759,503         1,518,248
Net assets by investment option at beginning of
  year                                                 133,478          10,308           304,516         1,110,167
                                                     -------------------------------------------------------------
Net assets by investment option at end of year       $ 601,337       $   9,217       $ 1,064,019       $ 2,628,415
                                                     =============================================================

                             SUPPLEMENTAL SCHEDULES

                               World Access, Inc.
                           Retirement and Savings Plan
                                 EIN: 65-0044204
                                  Plan No.: 001

           Line 27a - Schedule of Assets Held for Investment Purposes

                                 August 31, 1998

                                                                                                                    (E)
                          (B)                                (C)                                     (D)          CURRENT
  (A)              IDENTITY OF ISSUE                DESCRIPTION OF INVESTMENT                       COST           VALUE
  ---              ------------------               -------------------------                    ----------      ----------
                   MUTUAL FUNDS
   *               Merrill Lynch Trust Company      Capital Fund Class D                         $  469,583      $  406,490
   *               Merrill Lynch Trust Company      Corporate Bond Fund Class D                       1,629           1,622
   *               Merrill Lynch Trust Company      Special Value Fund Class D                        4,203           3,307
                   AIM Funds, Inc.                  Blue Chip Fund Class A                          384,778         338,400
                   OppenheimerFunds, Inc.           Global Growth and Income Fund                   102,267          84,732
                                                                                                 ----------      ----------
                                                                                                    962,460         834,551
                   COMMON STOCK
   *               World Access, Inc.               Common stock                                  2,338,001       1,434,017
                                                                                                 ----------      ----------
                                                                                                  2,338,001       1,434,017

                   COMMON TRUST FUND
   *               Merrill Lynch Trust Company      Retirement Preservation Trust Fund              428,890         428,890
                                                                                                 ----------      ----------
                                                                                                    428,890         428,890

   *               Participant loans                Interest rates range from 8.0% to 10.0%
                                                                                                         --          25,224
                                                                                                 ----------      ----------
                   Total                                                                         $3,729,351      $2,722,682
                                                                                                 ==========      ==========

* Indicates a party-in-interest to the Plan.

                               World Access, Inc.
                           Retirement and Savings Plan
                                 EIN: 65-0044204
                                  Plan No.: 001

                 Line 27d - Schedule of Reportable Transactions

                           Year ended August 31, 1998

                                                                                                    (H)CURRENT
                                                                                                     VALUE OF
                                                                                                     ASSET ON
                                                             (C)PURCHASE    (D)SELLING  G)COST OF  TRANSACTION  (I)NET GAIN
(A)IDENTITY OF PARTY INVOLVED   (B) DESCRIPTION OF ASSET        PRICE          PRICE      ASSET        DATE      OR (LOSS)
---------------------------------------------------------------------------------------------------------------------------

CATEGORY (I) - INDIVIDUAL SECURITY TRANSACTIONS WHICH EXCEED 5% OF PLAN ASSETS.
Merrill Lynch Trust Company     Retirement Preservation Trust
                                   Fund                         $392,386    $        --    $392,386    $392,386    $     --
Merrill Lynch Trust Company     Capital Fund Class D             450,236             --     450,236     450,236     450,236
AIM Funds, Inc.                 Blue Chip Fund Class A           351,852             --     351,852     351,852          --
CIGNA Life Insurance Company    Guaranteed Long-Term Account          --        386,468          **     386,468          **
Fidelity Trust Company          Growth & Income Fund                  --        446,465          **     446,465          **
SEI Investor Services           Capital Appreciation Fund             --        335,681          **     335,681          **

CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS WHICH EXCEEDS 5% OF PLAN ASSETS

Merrill Lynch Trust             Retirement Preservation
  Company                          Trust Fund                    428,890             --     428,890     428,890          --
Merrill Lynch Trust             Capital Fund Class D             486,046             --     486,046     486,046          --
  Company

                               World Access, Inc.
                           Retirement and Savings Plan
                                 EIN: 65-0044204
                                  Plan No.: 001

           Line 27d - Schedule of Reportable Transactions (continued)

                           Year ended August 31, 1998

                                                                                                    (H)CURRENT
                                                                                                     VALUE OF
                                                                                                     ASSET ON
                                                                (C)PURCHASE   (D)SELLING (G)COST OF TRANSACTION   (I)NET GAIN
(A)IDENTITY OF PARTY INVOLVED   (B) DESCRIPTION OF ASSET           PRICE         PRICE     ASSET        DATE       OR (LOSS)
-----------------------------   ------------------------        -----------   ---------- ---------- -----------   -----------

CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS WHICH EXCEEDS 5% OF PLAN ASSETS (CONTINUED).
Merrill Lynch Trust Company     Capital Fund Class D                   --      16,463      18,933      16,463       2,470
AIM Funds, Inc.                 Blue Chip Fund Class A            384,778          --     384,778     384,778          --
CIGNA Life Insurance Company    Guaranteed Long-Term Account      137,980          --          **     122,725          **
CIGNA Life Insurance Company    Guaranteed Long-Term Account           --     472,689          **     472,689          **
Fidelity Trust Company          Growth & Income Fund              162,481          --     162,481     162,481          --
Fidelity Trust Company          Growth & Income Fund                   --     515,883          **     515,883          **
SEI Investor Services           Capital Appreciation Fund         160,181          --     160,181     160,181          --
SEI Investor Services           Capital Appreciation Fund              --     353,862          **     353,862          **
World Access, Inc.              Common Stock                      468,701          --     468,701     468,701          --
World Access, Inc.              Common Stock                           --      23,104          **      23,104          **

** Information not available.

THERE WERE NO CATEGORY (II) OR (IV) TRANSACTIONS DURING THE YEAR ENDED AUGUST 31, 1998.

Note: The information to be presented in columns (e) and (f) is not applicable.

                               World Access, Inc.
                           Retirement and Savings Plan
                                 EIN: 65-0044204
                                  Plan No.: 001

                 Line 27e - Schedule of Non-Exempt Transactions

                           Year ended August 31, 1998

                  (A)                                     (B)                                    (C)
                                                                                     DESCRIPTION OF TRANSACTIONS,
                                                                                    INCLUDING MATURITY DATE, RATE OF
                                             RELATIONSHIP TO PLAN, EMPLOYER, OR       INTEREST, COLLATERAL, PAR, OR
      IDENTITY OF PARTY INVOLVED                 OTHER PARTY-IN-INTEREST                     MATURITY VALUE
      --------------------------             ----------------------------------     ---------------------------------
          World Access, Inc.                     Employer/Plan Sponsor              Contributions of $50,482 for the
                                                                                       January 1998 payroll period
                                                                                       remitted March 10, 1998.
          World Access, Inc.                     Employer/Plan Sponsor              Contributions of $66,872 for the
                                                                                       June 1998 payroll period
                                                                                       remitted July 23, 1998.


Note: The information to be presented in columns (d), (e), (f), (g), (h), (i), or (j) is not applicable.